Exhibit 10.5

TERM NOTE

$	,

     FOR VALUE RECEIVED, the undersigned, VERIDIAN CORPORATION, a corporation organized under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to the order of                , (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                 DOLLARS ($          ) or, if less, the unpaid principal amount of all Term Loans made to the Borrower by the Lender pursuant to that certain Credit Agreement, dated as of June 10, 2002 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Borrower, the lenders who are or may become a party thereto (collectively, the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Term Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

     This Term Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Note and on which such Obligations may be declared to be immediately due and payable.

     THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     The Debt evidenced by this Term Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Note.

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed under seal by a duly authorized officer as of the day and year first above written.

VERIDIAN CORPORATION
[CORPORATE SEAL]

By: Name: Title: